                                                                    EXHIBIT 12.1

                       AMERISERVE FOOD DISTRIBUTION, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (AMOUNTS IN THOUSANDS, EXCEPT RATIO DATA)

                                                                                                                       PRO FORMA
                                                                    FISCAL YEAR                                       FISCAL YEAR
                                 ---------------------------------------------------------------------------------    -----------
                                     1993             1994             1995             1996             1997            1997
                                     ----             ----             ----             ----         -------------       ----
Income (loss) before income
  taxes........................  $         490    $         665    $       1,089    $       3,818          (63,820)    $(75,055)
Fixed charges..................          4,774            5,323            6,065           16,307           52,518      106,210
                                 -------------    -------------    -------------    -------------    -------------     --------
Earnings.......................  $       5,264    $       5,988    $       7,154    $      20,125          (11,302)      31,155
                                 =============    =============    =============    =============    =============     ========
Interest expense...............  $       2,759    $       3,294    $       3,936    $      10,999    $      45,127       84,765
Amortization of deferred
  financing costs..............            234              226              226              722            1,678        2,566
Interest portion of rent
  expense......................          1,781            1,803            1,903            4,586            5,713       18,879
                                 -------------    -------------    -------------    -------------    -------------     --------
Fixed charges..................  $       4,774    $       5,323    $       6,065    $      16,307    $      52,518      106,210
                                 =============    =============    =============    =============    =============     ========
Ratio of earnings to fixed
  charges......................           1.10             1.12             1.18             1.23           Note 1       Note 1
                                 =============    =============    =============    =============    =============     ========

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Note 1: Earnings were less than fixed charges by $63,820 and $75,055 for the
1997 and the pro forma fiscal year 1997, respectively.